AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 16, 2007

REGISTRATION NO. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

RAIT FINANCIAL TRUST

(Exact name of registrant as specified in its charter)

MARYLAND	23-2919819
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Cira Centre, 2929 Arch Street, 17th Floor,

Philadelphia, PA 19104

(215) 861-7900

(Address, including zip code, and telephone number, including area code,

of registrant’s principal executive offices)

Jack E. Salmon

RAIT Financial Trust

Cira Centre, 2929 Arch Street, 17th Floor,

Philadelphia, PA 19104

(215) 861-7900

(Name, address, including zip code, and telephone number, including area code,

of agent for service)

Copies to:

J. Baur Whittlesey Ledgewood, a professional corporation 1900 Market Street, Suite 750 Philadelphia, PA 19103 (215) 731-9450	Raphael Licht Chief Legal Officer RAIT Financial Trust Cira Centre, 2929 Arch Street, 17th Floor Philadelphia, PA 19104 (215) 861-7900

Approximate date of commencement of proposed sale to the public: At such time or times as the selling shareholders shall determine after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

CALCULATION OF REGISTRATION FEE

TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED	AMOUNT TO BE REGISTERED(1)	PROPOSED MAXIMUM OFFERING PRICE PER UNIT(2)	PROPOSED MAXIMUM AGGREGATE OFFERING PRICE(2)	AMOUNT OF REGISTRATION FEE(2)
Common Shares of Beneficial Interest	12,192,145	$22.87	$278,834,357	$8,561

(1)	Represents the number of common shares that would be issuable upon exchange of the 6.875% Convertible Senior Notes due 2027 at the conversion rate of 28.6874 common shares per $1,000 principal amount of the notes (it being understood that the registrant is only entitled to issue common shares with respect to the conversion value that is in excess of $1,000 per note). Pursuant to Rule 416 under the Securities Act of 1933, the common shares being registered hereunder include such indeterminate number of common shares as may be issuable with respect to the common shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(2)	Estimated solely for the purposes of calculating the registration fee, computed pursuant to Rules 457(c) and (h) under the Securities Act of 1933 on the basis of the average of the high and low sales prices of a common share of the registrant, as reported on the New York Stock Exchange—Composite Transactions System on July 12, 2007. Pursuant to Rule 457(p) under the Securities Act of 1933, the amount of the registration fee has been applied against $8,561 of the $36,377 remaining available fees carried over pursuant to Rule 457(p) of the Securities Act in connection with the securities offered by the registration statement (333-129914) filed by Taberna Realty Finance Trust (“Taberna”) on November 23, 2005. RAIT Financial Trust is the parent of Taberna for purposes of Rule 457(p) under the Securities Act of 1933.

PROSPECTUS

RAIT FINANCIAL TRUST

12,192,145 Common Shares of Beneficial Interest

We issued and sold $425,000,000 aggregate principal amount of our 6.875% Convertible Senior Notes due 2027, or the notes, in private transactions exempt from registration under the Securities Act of 1933, as amended, or the Securities Act. Under certain circumstances, we may issue our common shares upon the conversion of the notes. In such circumstances, the recipients of such common shares, whom we refer to as the selling shareholders, may use this prospectus to resell from time to time the common shares that we may issue to them upon the conversion of the notes. Additional selling shareholders may be named by future prospectus supplements, post-effective amendments or in filings we make with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, or the Exchange Act, which are incorporated by reference in this prospectus.

The registration of the common shares covered by this prospectus does not necessarily mean that any of the selling shareholders will exchange their notes for our common shares or that any common shares received upon conversion of the notes will be sold by the selling shareholders. Pursuant to the terms of the notes, upon a conversion of the notes, we are required to deliver cash or a combination of cash and common shares with an aggregate value, which we refer to as the conversion value, equal to the conversion rate multiplied by the average price of the common shares as follows: (i) an amount in cash, which we refer to as the principal return, equal to the lesser of (a) the principal amount of the converted notes and (b) the conversion value; and (ii) if the conversion value is greater than the principal return, an amount with a value equal to the difference between the conversion value and the principal return, which we refer to as the net amount. The net amount may be paid, at our option, in cash, common shares, or a combination of cash and common shares.

We will receive no proceeds from any issuance of our common shares to the selling shareholders or from any sale of such common shares by the selling shareholders, but we have agreed to pay certain registration expenses relating to such common shares. The selling shareholders identified in this prospectus may offer the common shares from time to time as each selling shareholder may determine through public or private transactions or through other means described in the section entitled “Plan of Distribution” beginning on page 15. The selling shareholders may also sell common shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Our common shares of beneficial interest are listed on the New York Stock Exchange under the symbol “RAS.” On July 13, 2007, the last reported sale price of our common shares was $22.98 per share. Our address is Cira Centre, 2929 Arch Street, 17th Floor, Philadelphia, Pennsylvania 19104. Our telephone number is (215) 861-7900. References in this prospectus to we, us and our, are to RAIT Financial Trust.

You should read the sections entitled “Risk Factors” in our filings with the Securities and Exchange Commission that are incorporated by reference from our Annual Report on Form 10-K for the year ended December 31, 2006, our subsequent Quarterly Report on Form 10-Q and our Current Report on Form 8-K filed January 10, 2007 for a discussion of factors you should consider before buying our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

This prospectus is dated July 16, 2007

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains or incorporates by reference “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. We claim the protection of the safe harbor for forward-looking statements provided in the Private Securities Litigation Reform Act of 1995. Words such as “anticipates,” “estimates,” “expects,” “projects,” “intends,” “plans,” “believes” and words and terms of similar substance used in connection with any discussion of future operating or financial performance identify forward-looking statements. These statements may be made directly in this prospectus and they may also be incorporated by reference in this prospectus to other documents filed with the SEC, and include, but are not limited to, statements about the benefits of the recent business combination transaction involving us and Taberna Realty Finance Trust, or Taberna, statements about future financial and operating results and performance, statements about our plans, objectives, expectations and intentions with respect to future operations, products and services, and other statements that are not historical facts. These forward-looking statements are based upon the current beliefs and expectations of our management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and generally beyond our control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Actual results may differ materially from the anticipated results discussed in these forward-looking statements.

The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements:

•	the risk factors discussed and identified in this prospectus and in our public filings with the SEC which we incorporate by reference in this prospectus;

•	the businesses of RAIT and Taberna may not be integrated successfully, or such integration may take longer, be more difficult, time-consuming or costly to accomplish than expected;

•	the expected growth opportunities and cost savings from our merger with Taberna may not be fully realized or may take longer to realize than expected;

•	operating costs, customer losses and business disruption following our merger with Taberna may be greater than expected;

•	adverse governmental or regulatory policies may be enacted;

•	management and other key personnel may be lost;

•	competition from other real estate investment trusts, or REITs, and other specialty finance vehicles may increase;

•	we may be unable to obtain adequate capital and other funding for operations at attractive rates or otherwise;

•	fluctuations in interest rates and related hedging activities against such interest rates may affect our revenues and the value of our assets;

•	covenants in our financing arrangements may restrict our business operations;

•

RAIT and Taberna may fail to maintain qualification as REITs or penalty taxes may be imposed on RAIT and Taberna under the REIT provisions of the Internal Revenue Code of 1986, as amended, or the Code;

•	we may be unable to acquire eligible securities for collateralized debt obligation, or CDO, and other securitization transactions on favorable economic terms;

•	adverse market trends may affect the value of real estate and other securities that are used as collateral in CDO and other securitizations;

•	borrowing costs may increase relative to the interest received on our investments;

•

we or any of our subsidiaries may fail to maintain exemptions under the Investment Company Act of 1940, which would subject us to significant restrictions on our operations, governance and ability to use financing;

•

geographic, sector or property type concentrations in investment portfolios of mortgage loans and real estate related securities could be adversely affected by economic factors unique to such concentrations;

•

the market value of real estate that secures mortgage loans could diminish due to factors outside of our control such as natural disasters, changes in neighborhood values, competitive overbuilding, weather, casualty losses, default rates, occupancy rates and other similar factors;

•	changes in the market for trust preferred securities, which is a material source of the collateral underlying Taberna’s CDOs, may adversely affect our operations; and

•	general business and economic conditions could adversely affect credit quality and loan originations.

We caution you not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus or the date of any document incorporated by reference in this prospectus. All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Except to the extent required by applicable law or regulation, we undertake no obligation to update these forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information that we have filed with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may request copies of these documents, upon payment of a copying fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for information on the operation of the Public Reference Room. Our SEC filings are also available to the public on the SEC internet site at http://www.sec.gov. Unless specifically listed in “Incorporation of Certain Information by Reference,” the information contained on the SEC website is not intended to be incorporated by reference in this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

Certain information about us is “incorporated by reference” to reports and exhibits we file with the SEC that are not included in this prospectus. We disclose important information to you by referring you to these documents. Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes such statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus. We incorporate by reference the documents listed below that we have filed with the SEC:

•	Annual Report on Form 10-K for the year ended December 31, 2006 filed on March 1, 2007, which incorporates certain sections of our Definitive Proxy Statement on Schedule 14A filed on April 10, 2007.

•	Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2007 filed on May 4, 2007.

•

Current Reports on Form 8-K filed on January 4, 2007, January 10, 2007, January 24, 2007, January 25, 2007, April 12, 2007, April 13, 2007, April 18, 2007, May 24, 2007, June 8, 2007, June 25, 2007, July 2, 2007 and July 9, 2007 and on Form 8-K/A filed on January 4, 2007.

•	The description of our common shares of beneficial interest, or common shares, contained in our Registration Statement on Form 8-A/A dated January 23, 2002.

All documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, on or after the date of this prospectus and prior to the termination of the offering made pursuant to this prospectus are also incorporated herein by reference and will automatically update and supersede information contained or incorporated by reference in this prospectus. Nothing in this prospectus shall be deemed to incorporate information furnished to but not filed with the SEC pursuant to Item 2.02 or Item 7.01 of Form 8-K (or corresponding information furnished under Item 9.01 or included as an exhibit to Form 8-K).

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

RAIT Financial Trust

Attention: Andres Viroslav

Vice President and Director of Corporate Communications

Cira Centre

2929 Arch Street, 17th Floor

Philadelphia, PA 19104

Telephone: (215) 861-7900

You should rely only on the information incorporated by reference or provided in this prospectus, any supplement to this prospectus or any other offering materials we may use. We have not authorized any person to provide information other than that provided in this prospectus, any supplement to this prospectus or any other offering materials we may use. You should assume that the information in this prospectus, any prospectus supplement and any other offering materials we may use is accurate only as of the date on its cover page and that any information in a document we have incorporated by reference is accurate only as of the date of the document incorporated by reference.

The statements that we make in this prospectus or in any document incorporated by reference in this prospectus about the contents of any other documents are not necessarily complete, and are qualified in their entirety by referring you to copies of those documents that are filed as exhibits to the registration statement, of which this prospectus forms a part, or as an exhibit to the documents incorporated by reference. You can obtain copies of these documents from the SEC or from us, as described above.

OUR COMPANY

We are a specialty finance company that provides a comprehensive set of debt financing options to the real estate industry. We originate and invest in real estate-related assets that are underwritten through an integrated investment process. We conduct our business through our subsidiaries, RAIT Partnership, L.P., or RAIT Partnership, and Taberna Realty Finance Trust, or Taberna, as well as through their respective subsidiaries. We are a self-managed and self-advised Maryland REIT. Taberna is also a Maryland REIT. We acquired Taberna in a merger completed in December 2006.

We originate and invest in the following asset classes:

•	commercial mortgages, mezzanine loans and other loans;

•	trust preferred securities, or TruPS, and subordinated debentures;

•	residential mortgage loans;

•

mortgaged-backed securities, including residential mortgage-backed securities, or RMBS, commercial mortgage-backed securities, or CMBS, unsecured REIT notes and other real estate-related debt securities; and

•	real estate investments and preferred equity interests in entities that own real estate.

We generate our income from a combination of the interest and dividend income from our investment portfolio, the fees from originating, structuring and managing our assets, rents and gains on the dispositions of our investments.

We finance a substantial portion of our portfolio investments through borrowing and securitization strategies that seek to match the payment terms, interest rates and maturity dates of our financings with the payment terms, interest rates and maturity dates of those investments. We seek to mitigate interest rate risk through derivative instruments. Our net income is generated primarily from our net investment income, which is the difference between the interest and dividend income we earn on our investment portfolio and the cost of financing our investment portfolio, which includes the interest expense, fees, and related expenses that we pay on our borrowings and the cost of the interest rate hedges that we use to manage our interest rate risk. The cost of borrowings to finance our investments comprises a significant part of our expenses. Our net investment income depends on our ability to control these expenses relative to our revenues. We primarily use warehouse agreements and repurchase agreements as short-term financing sources, and collateralized debt obligations, or CDOs, and, to a lesser extent, secured and unsecured lines of credit as long-term financing sources.

Core components of our business include a robust origination network, a disciplined credit underwriting process and, through our ownership of Taberna, an ability to finance our business more efficiently through the use of CDO transactions. Our extensive origination network allows us to lend to real estate borrowers internationally on a secured and unsecured basis, including through TruPS, bridge loans, and mezzanine lending. A broad referral network in both North America and Europe supports our origination platform. Our credit underwriting involves an extensive due diligence process that seeks to identify risks related to each proposed investment before an investment decision is made and, thereafter, to monitor each investment on a continuous basis. As a result of our acquisition of Taberna, we have a platform that we believe will allow us to structure CDO transactions and similar financing arrangements to finance asset growth. We expect that the use of CDOs will enable us to match the interest rates and maturities of our assets with the interest rates and maturities of our financing, thereby reducing interest rate volatility risk. We also believe that the use of CDOs will lower our overall cost of funds by providing access to a global network of fixed income investors and allow us to compete with larger institutions providing loan products similar to ours.

Our principal executive offices are located at Cira Centre, 2929 Arch Street, 17th Floor, Philadelphia, PA 19104 and our telephone number is (215) 861-7900. Our internet address is http://www.raitft.com. We do not incorporate by reference into this prospectus any material from our website.

DESCRIPTION OF SHARES OF BENEFICIAL INTEREST

General

The following description of our common shares and preferred shares sets forth certain general terms and provisions of our common shares and preferred shares. The terms of our declaration of trust and by-laws are more detailed than the general information provided below. Therefore, you should carefully consider the actual provisions of these documents.

Under our declaration of trust, we may issue up to 200,000,000 common shares and 25,000,000 preferred shares. As of July 12, 2007, we had outstanding 60,970,256 common shares, 2,760,000 7.75% Series A cumulative redeemable preferred shares of beneficial interest, or Series A preferred shares, 2,258,300 8.375% Series B cumulative redeemable preferred shares of beneficial interest, or Series B preferred shares, and 1,600,000 8.875% Series C cumulative redeemable preferred shares of beneficial interest, or Series C preferred shares. Our board of trustees may amend our declaration of trust by a majority vote to increase or decrease the aggregate number of our authorized shares, to establish any series of our shares or to increase or decrease the number of shares in any class that we have authority to issue.

Common Shares

Subject to the preferential rights of any preferred shares outstanding, the ownership limitations described in “Restrictions on Ownership and Transfer” below, and to the right of our board of trustees to establish separate classes of common shares and determine their rights and preferences, our common shares have the following characteristics:

•	each common share entitles the holder to one vote on matters voted on by common shareholders;

•	common shares do not have cumulative voting rights;

•	distributions are payable as and when authorized by our board of trustees;

•	holders of common shares generally are not liable for our debts;

•

if we are liquidated, each common share participates pro rata in our assets that remain after payment, or provision for payment, of our debts and payment of the liquidation preferences of any preferred shares; and

•	common shares do not have conversion, exchange, sinking fund, redemption, appraisal or preemptive rights.

Our declaration of trust specifies the vote required for our security holders to take certain actions. The affirmative vote of a majority of our outstanding voting shares (which includes our common shares and, to the extent set forth below, our preferred shares) is required before our board of trustees may take any action to revoke our election to be taxed as a REIT. A trustee may be removed by a two-thirds vote of our outstanding voting shares. Our declaration of trust may be amended by a majority vote of our outstanding voting shares except that provisions relating to the trustees, the ownership limitation, amendments to the declaration of trust and our dissolution and termination may only be amended by a two-thirds vote of our outstanding voting shares. Our shareholders may vote to terminate our existence by a two-thirds vote of our outstanding voting shares. A majority of all the votes entitled to be cast on the matter is required in order for us to merge into another entity, consolidate with one or more other entities into a new entity or sell, lease, exchange or otherwise transfer all or substantially all of our property.

Preferred Shares

Our outstanding Series A preferred shares, Series B preferred shares and Series C preferred shares rank senior to common shares with respect to dividend rights, redemption rights and rights upon our voluntary or involuntary liquidation, dissolution or winding up. No cash dividends may be paid on common shares unless full cumulative dividends due on these preferred shares have been paid (other than any payment necessary to maintain our qualification as a REIT). If we liquidate, dissolve or wind up, holders of the preferred shares have the right to receive $25.00 per share, plus accrued and unpaid dividends (whether or not declared) to and including the date of payment, before any payments are made to the holders of common shares. Holders of the preferred shares generally will have no voting rights, unless their preferred dividends are in arrears for six or more quarterly periods (whether or not consecutive). Whenever such a preferred dividend default exists, the preferred shareholders, voting as a single class, have the right to elect two additional trustees to our board of trustees. This right continues until all dividends accumulated on the preferred shares have been fully paid or authorized and declared and a sum sufficient for the payment thereof set aside for payment. The term of office of each trustee elected by preferred shareholders expires upon cure of the preferred dividend default. As of the date of this prospectus, no dividends on these preferred shares are in arrears.

The description of preferred shares above is not complete. You should refer to the articles supplementary with respect to each such series of preferred shares for complete information concerning the terms of that series. A copy of the articles supplementary for each such series of preferred shares has been filed with the SEC as an exhibit to the registration statement of which this prospectus is a part or as an exhibit to a filing incorporated by reference in such registration statement.

Our board of trustees may authorize the issuance of additional series of preferred shares with voting or conversion rights that could impair the voting power or other rights of common shareholders. The issuance of preferred shares, which may provide flexibility in connection with possible acquisitions and other trust purposes, could have the effect of delaying or preventing a change in control, and may cause the market price of our common shares to decline or impair the voting and other rights of the holders of common shares.

Restrictions on Ownership and Transfer

To qualify as a REIT under the Internal Revenue Code of 1986, as amended, or the Internal Revenue Code, we must meet several requirements regarding the number of our shareholders and concentration of ownership of our shares. Our declaration of trust contains provisions that restrict the ownership and transfer of shares to assist us in complying with these Internal Revenue Code requirements. We refer to these restrictions as the “ownership limitation.”

The ownership limitation provides that, in general:

•	no person may own more than 8.3% of our outstanding common shares, and

•	no person may own more than 9.8% of any series of our outstanding preferred shares.

However, Resource America, Inc., which was our sponsor at the time of our formation, may own up to 15%, in number of shares or value, of our common shares. Resource America, Inc. has advised us that it did not own any of our common shares as of the date of this prospectus.

Ownership of our shares is subject to attribution rules under the Internal Revenue Code which may result in a person being deemed to own shares held by other persons. Our board of trustees may waive the ownership limitation if it determines that such ownership will not jeopardize our qualification as a REIT. As a condition of such waiver, the board of trustees may require an opinion of counsel satisfactory to it or undertakings or representations from the applicant with respect to preserving our REIT qualification. We required no such waiver or opinion with respect to Resource America, Inc.’s ownership rights since they arise from specific provisions of our declaration of trust.

Any person who acquires shares in violation of the ownership limitation must notify us immediately and provide us with any information we may request in order to determine the effect of the acquisition on our qualification as a REIT. The ownership limitation will not apply if the board of trustees determines that it is no longer in our best interest to qualify as a REIT. Otherwise, the ownership limitation may be changed only by an amendment to our declaration of trust by a vote of two-thirds of our outstanding voting shares.

Our declaration of trust provides that if any purported transfer of shares results in

•	any person violating the ownership limitation,

•	our being “closely held” under Section 856(h) of the Internal Revenue Code,

•	our common and preferred shares being owned by fewer than 100 persons, or

•	our owning 10% or more of a tenant of our real property,

the transfer will be of no force or effect as to the excess number of shares and the purported transferee or owner will cease to own any right or interest in the excess shares.

Shares exceeding the ownership limitation transfer automatically, by operation of law, to a trust, the beneficiary of which will be a qualified charitable organization selected by us. The trustee of the trust will be designated by us and must be unaffiliated with us and the prohibited transferee. The trustee must sell the excess shares to a qualified person and distribute the sales proceeds to the prohibited owner. Where a violation of the ownership limitation results from an event other than a transfer, or from a transfer for no consideration, such as a gift, the trustee will sell the excess shares to a qualified person and distribute to the prohibited owner an amount equal to the lesser of the market price of the excess shares on the date they became excess shares or the sales proceeds received by the trust for the excess shares, and can exercise all voting rights with respect to the excess shares.

In addition, we may purchase any shares held in the trust for the lesser of:

•	the price per share in the transaction that resulted in the transfer to the trust or, in the case of a gift, the market price at the time of gift; and

•	the market price on the date we agree to purchase the shares.

We may purchase the shares for 90 days following the transfer of the shares to the trust. The net sale proceeds will be paid to the prohibited transferee.

Every owner of more than 5% (or any lower percentage set by U.S. federal income tax laws) of our outstanding shares must file a completed questionnaire with us containing information regarding his or her ownership. In addition, each shareholder must, upon demand, disclose in writing any information we may request in order to determine the effect, if any, of such shareholder’s actual and constructive ownership of shares on our qualification as a REIT and to ensure compliance with the ownership limitation.

Transfer Agent

The transfer agent for our common shares is American Stock Transfer & Trust Company.

Possible Anti-Takeover Effect of Certain Provisions of Our Declaration of Trust and Bylaws

The provisions of our declaration of trust regarding the removal of trustees and the restrictions on ownership and transfer of shares could have the effect of delaying, deterring or preventing a transaction or a change in control that might involve a premium price for shareholders or that the shareholders otherwise may believe to be desirable. In addition, our bylaws require that we receive advance notice of any person to be nominated by a shareholder for election as a trustee for the nominee to be eligible for election, which could also have such an effect.

No Shareholder Rights Plan

We currently do not have a shareholder rights plan.

CERTAIN PROVISIONS OF MARYLAND LAW AND OF OUR DECLARATION OF

TRUST AND BYLAWS

Board of Trustees

Our declaration of trust requires us to have no fewer than three and no more than nine trustees. A majority of our trustees must be “independent trustees.” The declaration of trust defines an independent trustee as one who, during the preceding two years, has not:

•	been an affiliate of Resource America, Inc., Brandywine Construction & Management, Inc. or their affiliates,

•	been one of our officers, or

•	had a material business or professional relationship with us, Resource America, Inc., Brandywine Construction & Management or their affiliates.

The trustees may increase or decrease the number of trustees by a majority vote; however, the number of trustees may be increased above nine or decreased below three only by a vote of at least 75% of the trustees then in office, and the term of office of a trustee may not be affected by a decrease in the authorized number of trustees. Any vacancy, including one created by an increase in the number of trustees, may be filled by a majority of the remaining trustees, except that independent trustees must nominate replacements for vacancies in independent trustee positions.

Our declaration of trust provides that a trustee may be removed, with or without cause, by a vote of two-thirds of our outstanding voting shares. This provision may operate to make it impractical for shareholders to remove incumbent trustees and fill the vacancies created by such removal with their own nominees.

Business Combinations

Under Maryland law, certain “business combinations” between us and any person who beneficially owns, directly or indirectly, 10% or more of the voting power of our shares, an affiliate of ours who, at any time within the previous two years was the beneficial owner of 10% or more of the voting power of our shares, whom the statute terms an “interested shareholder,” or an affiliate of an interested shareholder, are prohibited for five years after the most recent date on which an “interested shareholder” became an interested shareholder. The business combinations subject to this law include principally mergers, consolidations, share exchanges or, in certain circumstances, asset transfers or issuances or reclassifications of equity securities. After the five year period has elapsed, a proposed business combination must be recommended by the board of trustees and approved by the affirmative vote of at least:

•	80% of our outstanding voting shares, and

•	two-thirds of our outstanding voting shares, excluding shares held by the interested shareholder unless, among other conditions, the shareholders receive a minimum price, as defined by Maryland law, for their shares and the consideration is in cash or in the same form as previously paid by the interested shareholder for its shares. These provisions do not apply, however, to business combinations that our board of trustees approves or exempts prior to the time that the interested shareholder becomes an interested shareholder.

Control Share Acquisitions

Maryland law provides that “control shares” acquired in a “control share acquisition” have no voting rights unless approved by a vote of two-thirds of our outstanding voting shares, excluding shares owned by the acquiror or by officers or trustees who are our employees. “Control shares” are voting shares which, if aggregated with all other shares previously acquired by the acquiring person, or in respect of which the acquiring person is able to exercise or direct the exercise of voting power, except solely by virtue of a revocable proxy, would entitle the acquiring person to exercise voting power in electing trustees within one of the following ranges of voting power:

•	one-tenth or more but less than one-third,

•	one-third or more but less than a majority, or

•	a majority of all voting power.

Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained shareholder approval. A “control share acquisition” means the acquisition of control shares, subject to certain exceptions.

A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions, including an undertaking to pay expenses, may compel our board of trustees to call a special meeting of shareholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, we may present the question at any shareholders’ meeting.

If voting rights are not approved at the shareholders’ meeting or if the acquiring person does not deliver an acquiring person statement as required by Maryland law, then, subject to certain conditions and limitations, we may redeem any or all of the control shares, except those for which voting rights have previously been approved, for fair value. Fair value is determined without regard to the absence of voting rights for the control shares and as of the date of the last control share acquisition or of any meeting of shareholders at which the voting rights of such shares were considered and not approved. If voting rights for control shares are approved at a shareholders’ meeting, and the acquiror may then vote a majority of the shares entitled to vote, all other shareholders may exercise appraisal rights. The fair value of the shares for purposes of these appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition. The control share acquisition statute does not apply to shares acquired in a merger, consolidation or share exchange if we are a party to the transaction, nor does it apply to acquisitions approved or exempted from the Maryland control share acquisition statute by our declaration of trust or bylaws.

Our bylaws exempt from the Maryland control share acquisition statute any and all acquisitions of our common or preferred shares by any person. The board of trustees has the right, however, to amend or eliminate this exemption at any time in the future.

Amendment of Our Declaration of Trust and Bylaws

Our declaration of trust may be amended by a majority vote of our outstanding voting shares, except that provisions relating to the trustees, the ownership limitation, amendments to the declaration of trust and our dissolution and termination may only be amended by a vote of two-thirds of our outstanding voting shares. The board of trustees may amend the declaration of trust by a two-thirds vote, without any action by our shareholders, to allow us to qualify, or continue our qualification, as a REIT and, by a majority vote, to increase or decrease the aggregate number of our authorized shares, to establish any series of our shares or to decrease or increase the number of shares in any class that we have authority to issue. Our bylaws may be amended only by the board of trustees.

Meetings of Shareholders

Our declaration of trust provides for annual shareholder meetings to elect trustees. Special shareholder meetings may be called by our chairman, chief executive officer, president or board of trustees and must be called at the written request of persons holding 50% or more of our outstanding voting shares.

Advance Notice of Nominations of Trustees and New Business

At any annual meeting of shareholders, the nomination of trustees for election and business proposed to be considered may be made only by the board of trustees or by a shareholder who has complied with the advance notice procedures set forth in our bylaws. At any special meeting of shareholders, only the business specified in the notice of meeting may be brought before the meeting.

Dissolution

Shareholders may elect to dissolve our company by a vote of two-thirds of our outstanding voting shares.

Indemnification; Limitations of Trustees’ and Officers’ Liability

Our declaration of trust limits the liability of our trustees and officers for money damages to the fullest extent permitted by Maryland law. Maryland law permits limiting the liability of trustees and officers except for liability resulting from:

•	actual receipt of an improper benefit or profit in money, property or services, or

•	active and deliberate dishonesty by the trustee or officer established by a final judgment as being material to the cause of action adjudicated.

Our declaration of trust authorizes us, to the maximum extent permitted by Maryland law, to indemnify, and to pay or reimburse reasonable expenses to, any of our present or former shareholders, trustees or officers, or any individual who, while a trustee, serves or has served, at our request, as a trustee, director, officer, partner or otherwise at another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise. The indemnification covers any claim or liability to which such person may become subject, or which such person may incur, by reason of his service in such capacity.

Maryland law permits a Maryland REIT to indemnify, and advance expenses to, its trustees, officers, employees and agents to the same extent Maryland law permits corporations to indemnify, and reimburse the expenses of, their directors and officers. Maryland law permits a corporation to indemnify its present and former directors and officers against liabilities and reasonable expenses actually incurred by them in any proceeding unless:

•	the act or omission of the director or officer was material to the matter giving rise to the proceeding, and

•	was committed in bad faith, or

•	was the result of active and deliberate dishonesty, or

•	the director actually received an improper personal benefit in money, property, or services, or

•	in a criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

However, a Maryland REIT may not indemnify for an adverse judgment in a derivative action. Our bylaws require us, as a condition to advancing expenses, to obtain:

•	a written affirmation by the trustee or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification, and

•	an undertaking to repay the amount reimbursed if the standard of conduct was not met.

We have indemnification agreements with each of our executive officers and trustees. The indemnification agreements require us to indemnify our executive officers and trustees to the fullest extent permitted by law and to advance all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. Under the agreements, we must also indemnify and advance all expenses incurred by executive officers and trustees seeking to enforce their rights under the indemnification agreements and may cover executive officers and trustees under any trustees’ and officers’ liability insurance. Although the form of indemnification agreement offers substantially the same scope of coverage afforded by the declaration of trust, bylaws and Maryland law, it provides greater assurance to trustees and executive officers that indemnification will be available because, as a contract, it cannot be modified unilaterally in the future by the board of trustees or the shareholders to eliminate the rights it provides.

Possible Anti-Takeover Effect of Certain Provisions of Maryland Law and of Our Declaration of Trust and Bylaws

The provisions of our declaration of trust regarding the removal of trustees and the restrictions on the transfer of shares, the advance notice provisions of the bylaws and the business combination provisions of Maryland law, could have the effect of delaying, deferring or preventing a transaction or a change in control that might involve a premium price for shareholders or that they otherwise may believe to be desirable. Also, if the board of trustees rescinds the provisions of the bylaws electing not to be governed by the control share acquisition statute, that statute could have a similar effect.

Maryland law provides that Maryland statutory real estate investment trusts that have a class of equity securities registered under the Exchange Act and have at least three outside trustees can elect by resolution of the board of trustees to be subject to some corporate governance provisions that may be inconsistent with the trust’s declaration of trust and bylaws. For example, the board of trustees may, by electing to cause our company to be subject to the applicable statutory provisions and notwithstanding the trust’s declaration of trust or bylaws:

•	classify our board of trustees,

•	provide that a special meeting of shareholders will be called only at the request of shareholders entitled to cast at least a majority of the votes entitled to be cast at the meeting,

•	reserve for itself the right to fix the number of trustees,

•	provide that a trustee may be removed only by a vote of the holders of two-thirds of the shares entitled to vote, and

•

retain for itself sole authority to fill vacancies created by an increase in the size of the board or by the death, removal or resignation of a trustee and permit a trustee to serve for the balance of the unexpired term instead of until the next annual meeting of shareholders.

Our board has not elected to cause our company to be subject to any of the foregoing provisions, though our declaration of trust already contains provisions similar to certain of these statutory provisions. A board of trustees may implement all or any of these provisions without amending the trust’s declaration of trust or bylaws and without shareholder approval. A Maryland statutory real estate investment trust may be prohibited by its declaration of trust or by resolution of its board of trustees from electing any of the provisions of the statute; however, we are not prohibited from implementing any or all of the provisions of the statute, except to the extent such implementation would conflict with certain voting rights of our outstanding series of preferred shares. If implemented, these provisions could discourage offers to acquire our shares and could make more difficult completion of an unsolicited takeover offer.

USE OF PROCEEDS

We will not receive any proceeds from the sale of common shares by the selling shareholders from time to time pursuant to this prospectus. All proceeds from the sale of common shares pursuant to this prospectus will be for the accounts of the selling shareholders. We have agreed, however, to pay expenses relating to the registration of the common shares under applicable securities laws.

SELLING SHAREHOLDERS

The notes were originally issued by us and sold by the initial purchasers of the notes in transactions exempt from the registration requirements of the Securities Act to persons reasonably believed by the initial purchasers to be qualified institutional buyers as defined by Rule 144A under the Securities Act. Under certain circumstances, we may issue our common shares upon the conversion of the notes. In such circumstances, the recipients of common shares, whom we refer to as the selling shareholders, may use this prospectus to resell from time to time the common shares that we may issue to them upon the conversion of the notes. Information about selling shareholders is set forth herein and information about additional selling shareholders may be set forth in a prospectus supplement, in a post-effective amendment, or in filings we make with the SEC under the Exchange Act which are incorporated by reference in this prospectus.

Selling shareholders, including their successors, assigns and transferees, may from time to time offer and sell pursuant to this prospectus and any accompanying prospectus supplement any or all of the common shares which we may issue upon the conversion of the notes.

The following table sets forth information with respect to the selling shareholders and the number of common shares that would become beneficially owned by each selling shareholder should we issue the common shares to such selling shareholder that may be offered pursuant to this prospectus upon the conversion of the notes by such selling shareholder. The information is based on information provided by or on behalf of the selling shareholders in Selling Securityholder Notice and Questionnaires and was accurate as of the date such information was provided to us. The selling shareholders may offer all, some or none of the common shares which we may issue upon the conversion of the notes. Because the selling shareholders may offer all or some portion of such common shares, we cannot estimate the number of common shares that will be held by the selling shareholders upon termination of any of these sales. In addition, the selling shareholders identified below may have sold, transferred or otherwise disposed of all or a portion of their notes or common shares since the date on which they provided the information regarding their notes in transactions exempt from the registration requirements of the Securities Act.

The number of common shares issuable upon the conversion of the notes shown in the table below assumes exchange of the full amount of notes held by each selling shareholder at the initial conversion rate of 28.6874 shares of our common shares per $1,000 principal amount of notes and a cash payment in lieu of any fractional share, even though we are required to pay the first $1,000 of exchange value in cash. The exchange rate is subject to adjustment in certain events. Accordingly, the number of our common shares issued upon the conversion of the notes may increase or decrease from time to time. The number of our common shares owned by the other selling shareholders or any future transferee from any such holder assumes that they do not beneficially own any common shares other than the common shares that we may issue to them upon the conversion of the notes.

Based upon information provided by the selling shareholders, none of the selling shareholders nor any of their affiliates, officers, directors or principal equity holders has held any position or office or has had any material relationship with us within the past three years other than those disclosed in the table below.

To the extent any of the selling shareholders identified below are broker-dealers, they may be deemed to be, under interpretations of the SEC staff, “underwriters” within the meaning of the Securities Act.

Selling Shareholder	Number of Shares Beneficially Owned Prior to the Offering(1)(2)	Percentage of Shares Beneficially Owned Prior to the Offering(3)	Number of Shares Offered Pursuant to This Prospectus	Number of Shares Beneficially Owned after the Offering(4)	Percentage of Shares Beneficially Owned after the Offering(4)
Akanthos Arbitrage Master Fund, L.P.	1,762,307	2.9%	1,219,215	543,092	*
Bear, Stearns & Co., Inc.(5)	437,196	*	437,196	0	0
CBARB(6)	172,124	*	172,124	0	0
CNH CA Master Account, L.P.(7)	286,874	*	286,874	0	0
Credit-Suisse Securities LLC, USA(8)	286,874	*	286,874	0	0
Institutional Benchmark Series (Master Feeder) Limited in respect of Electra Series c/o Quattro Global Capital, LLC	57,375	*	57,375	0	0
Kamunting Street Master Fund, Ltd.	717,185	1.2%	717,185	0	0
KBC Financial Products USA Inc(9)	114,750	*	114,750	0	0
LDG Limited	8,635	*	8,635	0	0
Partners Group Alternative Strategies PCC Limited Red Delta Cell c/o Quattro Global Capital, LLC	28,687	*	28,687	0	0

PBGC Maintenance	2,811	*	2,811	0	0
Polygon Global Opportunities Master Fund(10)	1,362,652	2.2%	1,362,652	0	0
Quattro Fund Ltd.	238,105	*	238,105	0	0
Quattro Multistrategy Masterfund LP	20,081	*	20,081	0	0
Royal Bank of Canada(11)	344,249	*	344,249	0	0
Sailfish Multi-Strategy Fixed Income Master Fund (G2) Ltd.	143,437	*	143,437	0	0
SuttonBrook Capital Portfolio LP	358,593	*	358,593	0	0
Topaz Fund(12)	172,124	*	172,124	0	0
TQA Master Fund Ltd.	56,342	*	56,342	0	0
TQA Master Plus Fund Ltd.	31,585	*	31,585	0	0
VICIS Capital Master Fund	86,062	*	86,062	0	0
Zurich Institutional Benchmarks Master Fund Ltd., c/o TQA Investors, LLC	18,188	*	18,188	0	0
TOTAL(13)	6,706,236	11.0%	6,163,144	543,092	*

*	Less than one percent.

(1)	Based on information available to us as of July 16, 2007 in Selling Securityholder Notice and Questionnaires delivered to us by the selling shareholders.

(2)	The number of common shares issuable upon the conversion of the notes assumes conversion of the full amount of notes held by each selling shareholder at the initial conversion rate of 28.6874 shares of our common shares per $1,000 principal amount of notes and a cash payment in lieu of any fractional share, even though we are required to pay the first $1,000 of exchange value in cash. The exchange rate is subject to adjustment in certain events.

(3)	Based on a total of 60,970,256 of our common shares outstanding as of July 12, 2007. For purposes of computing the percentage of outstanding shares held by each selling shareholder named above, the common shares beneficially owned by such selling shareholders are deemed to be outstanding, but such shares are not deemed to be outstanding for the purpose of computing the percentage of ownership of any other selling shareholder.

(4)	Assumes the selling shareholder sells all of its common shares offered pursuant to this prospectus.

(5)	The selling shareholder is an underwriter. Bear, Stearns & Co., Inc., or Bear Stearns, acted as placement agent and structuring agent for three CDO issuers managed by an affiliate of Taberna and three CDO issuers managed by an affiliate of Cohen Brothers LLC, or Cohen & Company, in 2006 and 2007. In connection with these transactions, Bear Stearns received or will receive approximately $38.0 million in fees. Since January 1, 2005 Bear Stearns has also provided warehouse facilities, repurchase agreements and hedging services to Taberna and Cohen & Company related to the CDO issuers managed by those entities for which Bear Stearns received customary fees. In addition, pursuant to agreements between Bear Stearns and Cohen & Company, Bear Stearns has received an aggregate of approximately $27.0 million in compensation since January 1, 2005 for introducing certain issuers of TruPS to Cohen & Company. From time to time in the ordinary course of business, Taberna has and expects to continue to acquire residential mortgage and other real estate-related loans from Bear Stearns and its affiliates. Bear Stearns also acted as sole book-running underwriter in our June 2007 equity offering, as joint book-running underwriter in our January 2007 equity offering and the November 2006 equity offering by Alesco Financial Inc., sole global coordinator and sole book-running manager in a private placement for EuroDekania Limited, and as placement agent in a loan by Taberna to a third party, and received customary fees in each case. Alesco Financial Inc. and EuroDekania Limited are affiliates of Cohen & Company. Bear Stearns was the initial purchaser in April 2007 in our private placement of $425.0 million aggregate principal amount of our 6.875% convertible senior notes due 2027 and received customary fees. Daniel G. Cohen, our Chief Executive Officer and a trustee, is the Chairman of Alesco and owns a majority of the interests in Cohen & Company. In addition, Mr. Cohen has a $10 million line of credit with an affiliate of Bear Stearns that is secured by a pledge of our common shares. As of July 9, 2007, Bear Stearns has a short position in our common shares of 1,340,227 common shares.

(6)	The selling shareholder is a segregated account of Geode Capital Master Fund Ltd., an open-ended exempted mutual fund company registered as a segregated accounts company under the laws of Bermuda.

(7)	CNH Partners, LLC is investment advisor of the selling shareholder and has sole voting and dispositive power over the shares. Investment principals for the advisor are Robert Krail, Mark Mitchell and Todd Pulvino.

(8)	The selling shareholder is an underwriter.

(9)	The selling shareholder is an underwriter.

(10)	Polygon Investment Partner LLP and Polygon Investment Partners LP (the “Investment Manager”), Polygon Investments Ltd (the “Manager”), Alexander E. Jackson, Reade E. Griffith and Patrick G. G. Dear share voting and dispositive power of the securities held by the selling shareholder. The Investment Managers, the Manager, Alexander E. Jackson, Reade E. Griffith and Patrick G. G. Dear disclaim beneficial ownership of the securities held by the selling shareholder.

(11)	The selling shareholder is an “affiliate” of a broker-dealer and certifies that it bought the securities in the ordinary course of business, and at the time of the purchase of the securities to be resold, it had no agreements or understandings, directly or indirectly, with any person to distribute the securities.

(12)	The selling shareholder is an “affiliate” of its investment advisor, SG Americas Securities LLC, which is a broker-dealer. The selling shareholder certifies that it bought the securities in the ordinary course of business, and at the time of the purchase of the securities to be resold, it had no agreements or understandings, directly or indirectly, with any person to distribute the securities. The selling shareholder identified SG Americas Securities LLC as the registered holder of these securities.

(13)	Additional selling shareholders not named in this prospectus will not be able to use this prospectus for resales until they are named in the selling shareholder table by prospectus supplement or post-effective amendment. Successors, assigns and transferees of identified selling shareholders who are selling more than 500 common shares will not be able to use this prospectus for resales until they are named in the selling shareholder table by prospectus supplement or post-effective amendment. If required, we will add transferees, successors and donees by prospectus supplement in instances where the transferee, successor or donee has acquired its shares from holders named in this prospectus after the effective date of this prospectus.

PLAN OF DISTRIBUTION

We are registering the common shares covered by this prospectus to permit the selling shareholders to conduct public secondary sales of these securities from time to time after the date of this prospectus. We will not receive any of the proceeds from the offering of the common shares by the selling shareholders.

The selling shareholders or successors, assigns and transferees of the selling shareholders may sell all or a portion of the common shares beneficially owned by them and offered hereby from time to time either:

•	directly; or

•

through underwriters, broker-dealers or agents, who may act solely as agents or who may acquire the common shares as principals or as both, and who may receive compensation in the form of discounts, commissions or concessions from the selling shareholders or from the purchasers of the common shares for whom they may act as agent (which compensation as to a particular broker-dealer may be less than or in excess of customary commissions).

Unless otherwise permitted by law, if the common shares are to be sold pursuant to this prospectus by successors, assigns and transferees of the selling shareholders, then we must provide the names of these new selling shareholders by any of the following methods:

•	filing an amendment to this registration statement under applicable provisions of the Securities Act;

•	filing a prospectus under Rule 424(b) of the Securities Act; or

•	including the information in a report filed under the Exchange Act that is incorporated by reference in this registration statement

Determination of Offering Price

Except as may be described in this prospectus, any amendment to the registration statement of which this prospectus is a part, any prospectus filed under Rule 424(b) of the Securities Act, or any report filed under the Exchange Act that is incorporated herein by reference, the selling shareholders may offer their common shares pursuant to this prospectus at fixed prices, which may be changed, at prevailing market prices at the time of sale, at varying prices determined at the time of sale, or at negotiated prices. The offering price will be determined by the participants in the purchase and sale (or other transfer) transaction based on factors they consider important.

The aggregate proceeds to the selling shareholders from the sale of the common shares offered by them hereby will be the purchase price of the common shares less discounts and commissions, if any.

Methods of Distribution

The sales described in the preceding paragraphs may be effected in transactions:

•	on the New York Stock Exchange or on any national securities exchange or quotation service on which our common shares may be listed or quoted at the time of sale;

•	in the over-the-counter market;

•	in transactions (which may include underwritten transactions) otherwise than on such exchanges or services or in the over-the-counter market;

•	through the writing of options whether the options are listed on an options exchange or otherwise; or

•

through the settlement of short sales (except that no selling shareholder may satisfy its obligations in connection with short sale or hedging transactions entered into before the effective date of the registration statement of which this prospectus is a part by delivering securities registered under such registration statement).

These transactions may include block transactions or crosses. Crosses are transactions in which the same broker acts as an agent on both sides of the trade.

In connection with sales of the common shares, the selling shareholders may enter into hedging transactions with broker-dealers. These broker-dealers may in turn engage in short sales of the common shares in the course of hedging their positions. The selling shareholders may also sell the common shares short and deliver common shares to close out short positions, or loan or pledge common shares to broker-dealers that in turn may sell the common shares.

The selling shareholders or their successors in interest may also enter into option or other transactions with broker-dealers that require the delivery by such broker-dealers of the common shares which may be resold thereafter pursuant to this prospectus if the common shares are delivered by the selling shareholders. However, if the common shares are to be delivered by the selling shareholders’ successors in interest, we must provide the names of these new selling shareholders by any of the methods listed above.

Selling shareholders might not sell any, or might not sell all, of the common shares offered by them pursuant to this prospectus. In addition, we cannot assure you that a selling shareholder will not transfer common shares by other means not described in this prospectus.

To the extent required, upon being notified by a selling shareholder that any arrangement has been entered into with any agent, underwriter or broker-dealer for the sale of the common shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by any agent, underwriter or broker-dealer, the name of the selling shareholder and of the participating agent, underwriter or broker-dealer(s), specific common shares to be sold, the respective purchase prices and public offering prices, any applicable commissions or discounts, and other facts material to the transaction will be provided by any of the methods listed above.

A selling shareholder or its successors in interest may from time to time pledge or grant a security interest in some or all of the common shares held by it and, if the selling shareholder defaults in the performance of its secured obligation, the pledgees or secured parties may offer and sell the common shares from time to time under this prospectus; however, in the event of a pledge or the default on the performance of a secured obligation by a selling shareholder, in order for the common shares to be sold under cover of the registration statement of which this prospectus is a part, we must provide the names of these new selling shareholders by any of the methods listed above.

In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 or Rule 144A under the Securities Act may be sold under Rule 144 or Rule 144A rather than pursuant to this prospectus.

In order to comply with the securities laws of some states, if applicable, the common shares may be sold in these jurisdictions only through registered or licensed brokers or dealers.

The selling shareholders and any other person participating in such distribution will be subject to the Exchange Act. The Exchange Act rules include, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the common shares by the selling shareholders and any such other person. In addition, Regulation M may restrict the ability of any person engaged in the distribution of the common shares to engage in market-making activities with respect to the particular common shares being distributed for a period of up to five business days prior to the commencement of the distribution. This may affect the marketability of the common shares and the ability of any person or entity to engage in market-making activities with respect to the underlying common shares.

EXPERTS

The consolidated financial statements and financial statement schedules of RAIT Financial Trust and its subsidiaries as of December 31, 2006 and 2005 and for each of the three years in the period ended December 31, 2006 included in RAIT’s current report on Form 8-K filed on June 25, 2007, and RAIT’s management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2006 included in our Annual Report on Form 10-K for the year ended December 31, 2006, which are incorporated by reference in this registration statement, have been audited by Grant Thornton LLP, an independent registered public accounting firm, as indicated in their reports which are incorporated by reference in this registration statement and given upon the authority of said firm as experts in auditing and accounting.

With respect to the unaudited interim financial information for the periods ended March 31, 2007 and 2006 incorporated by reference in this registration statement, Grant Thornton LLP has reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, the report of Grant Thornton LLP related to RAIT’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2007 included therein and incorporated by reference in this registration statement, state that Grant Thornton LLP did not audit and does not express any opinion on that interim financial information. Accordingly, the degree of your reliance on this report on the unaudited interim financial information contained in such Quarterly Report on Form 10-Q should be restricted in light of the limited nature of the review procedures applied. Grant Thornton LLP is not subject to the liability provisions of Section 11 of the Securities Act for their report on the unaudited interim financial information because this report is not a “report” or a “part” of the registration statement, of which this prospectus forms a part, prepared or certified by the accountants within the meaning of Sections 7 and 11 of the Securities Act.

LEGAL OPINIONS

The legality of the securities will be passed upon for us by DLA Piper US LLP, Baltimore, Maryland. In addition, certain tax and other matters will be passed upon for us by Ledgewood, a professional corporation, Philadelphia, Pennsylvania. In particular, we expect to receive the opinion of Ledgewood to the effect that, for our taxable years ended December 31, 1998 through December 31, 2006, our organization and current and proposed method of operation have enabled us to qualify as a REIT and will continue to enable us to qualify as a REIT for our taxable year ended December 31, 2007 and in the future. Investors should be aware that the opinion of Ledgewood is based on upon customary assumptions and is conditioned upon factual representations made by us and Taberna, regarding our organization, assets, present and future conduct of our business operations, the fair market value of our investments in TRSs and other assets, and other items regarding our ability to meet the various requirements for qualification as a REIT, and assumes that such representations and covenants are accurate and complete and that we will continue to operate in a manner that will continue to make such representations true for subsequent taxable years. In addition, Ledgewood’s opinion is based on existing federal income tax law governing qualification as a REIT, which is subject to change either prospectively or retroactively. Ledgewood’s opinion is not binding upon the Internal Revenue Service or any court. Moreover, our qualification and taxation as a REIT depend upon our ability to meet on a continuing basis, through actual annual operating results, certain qualification tests set forth in the federal tax laws. Ledgewood will not review our compliance with those tests on a continuing basis. Accordingly, no assurance can be given that our actual results of operations for any particular taxable year will satisfy such requirements.

No person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized representations or information. This prospectus is an offer to sell only the common shares offered hereby, and only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

RAIT Financial Trust

12,192,145

Common Shares

PROSPECTUS

July 16, 2007

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The expenses in connection with the issuance and distribution of the securities being registered are set forth in the following table (all amounts, except the registration fee, are estimated):

Registration fee—Securities and Exchange Commission	$8,561
Accountant’s fees and expenses	30,000
Legal fees and expenses	25,000
Printing and engraving expenses	10,000
NYSE listing fees	5,000
Transfer agent fees	1,000
Miscellaneous	5,000

TOTAL	$84,561

All of these expenses will be paid by RAIT.

ITEM 15.	INDEMNIFICATION OF TRUSTEES AND OFFICERS

Maryland law permits a Maryland REIT to include in its declaration of trust a provision limiting the liability of its trustees and officers to the trust and its shareholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment as being material to the cause of action adjudicated. The Declaration of Trust of RAIT contains such a provision which eliminates such liability to the maximum extent permitted by Maryland law.

The Declaration of Trust of RAIT authorizes RAIT, to the maximum extent permitted by Maryland law, to obligate itself to indemnify, and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to, (1) any present or former trustee or officer or (2) any individual who, while a trustee of RAIT and at the request of RAIT, serves or has served as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise from and against any claim or liability to which such person may become subject, or which such person may incur, by reason of his status as a present or former trustee or officer of RAIT.

Maryland law permits a Maryland REIT to indemnify its present and former trustees and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (1) the act or omission of the trustee or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (2) the trustee or officer actually received an improper personal benefit in money, property or services, or (3) in the case of any criminal proceeding, the trustee or officer had reasonable cause to believe that the act or omission was unlawful. However, a Maryland REIT may indemnify its present and former trustees and officers, upon the order of a court, for expenses in connection with an adverse judgment in a suit by or in the right of the trust or for a judgment of liability on the basis that personal benefit was improperly received. In addition, Maryland law requires a Maryland REIT, as a condition to advancing expenses, to obtain (1) a written affirmation by the trustee or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by a Maryland REIT, and (2) a written undertaking by or on his behalf to repay the amount paid or reimbursed by a Maryland REIT if it shall ultimately be determined that the standard of conduct was not met. In addition, RAIT has entered into indemnity agreements with its executive officers and trustees and covers executive officers and trustees under its trustees’ and officers’ liability insurance. See “Certain Provisions of Maryland Law and of Our Declaration of Trust and Bylaws—Indemnification; Limitation of Trustees’ and Officers’ Liability” in the Prospectus included in this registration statement on Form S-3.

ITEM 16.	EXHIBITS

The Exhibits furnished as part of this registration statement on Form S-3 are identified in the Exhibit Index immediately following the signature pages of this registration statement. Such Exhibit Index is incorporated herein by reference.

ITEM 17.	UNDERTAKINGS

The undersigned registrant hereby undertakes:

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by such registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

The undersigned registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

The undersigned registrant hereby undertakes to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned registrant hereby undertakes that for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by a registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to the purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

The undersigned registrant hereby undertakes that, for the purpose of determining liability of a registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of an undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of an undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of an undersigned registrant or used or referred to by an undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about an undersigned registrant or its securities provided by or on behalf of an undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by an undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of such registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to trustees, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, such registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by any registrant of expenses incurred or paid by a trustee, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding) is asserted by such trustee, officer or controlling person in connection with the securities being registered, such registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, RAIT Financial Trust certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on July 16, 2007.

RAIT FINANCIAL TRUST

By:	/s/ Betsy Z. Cohen
Betsy Z. Cohen
Chairman of the Board

S-1

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Capacity With RAIT Financial Trust	Date

/s/ Betsy Z. Cohen Betsy Z. Cohen	Chairman of the Board and Trustee	July 16, 2007

/s/ Daniel G. Cohen Daniel G. Cohen	Chief Executive Officer and Trustee (Principal Executive Officer)	July 16, 2007

/s/ Jack E. Salmon Jack E. Salmon	Chief Financial Officer and Treasurer (Principal Financial Officer)	July 16, 2007

/s/ James J. Sebra James J. Sebra	Chief Accounting Officer and Senior Vice President-Finance (Principal Accounting Officer)	July 16, 2007

/s/ Edward S. Brown Edward S. Brown	Trustee	July 16, 2007

/s/ Frank A. Farnesi Frank A. Farnesi	Trustee	July 16, 2007

/s/ S. Kristin Kim S. Kristin Kim	Trustee	July 16, 2007

/s/ Arthur Makadon Arthur Makadon	Trustee	July 16, 2007

/s/ Daniel Promislo Daniel Promislo	Trustee	July 16, 2007

/s/ John F. Quigley, III John F. Quigley, III	Trustee	July 16, 2007

/s/ Murray Stempel, III Murray Stempel, III	Trustee	July 16, 2007

S-2

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION OF DOCUMENT

2.1(1)	Agreement and Plan of Merger dated as of June 8, 2006 among RAIT Investment Trust, RT Sub Inc. and Taberna Realty Finance Trust.

4.1(2)	Amended and Restated Declaration of Trust.

4.2(3)	Articles of Amendment to Amended and Restated Declaration of Trust.

4.3(4)	Articles of Amendment to Amended and Restated Declaration of Trust.

4.4(5)	Certificate of Correction to the Amended and Restated Declaration of Trust.

4.5(6)	Articles of Amendment to Amended and Restated Declaration of Trust.

4.6(7)	Articles Supplementary relating to the 7.75% Series A Cumulative Redeemable Preferred Shares of Beneficial Interest (the “Series A Articles Supplementary”).

4.7(7)	Certificate of Correction to the Series A Articles Supplementary.

4.8(8)	Articles Supplementary relating to the 8.375% Series B Cumulative Redeemable Preferred Shares of Beneficial Interest.

4.9(9)	Articles Supplementary relating to the 8.875% Series C Cumulative Redeemable Preferred Shares of Beneficial Interest.

4.10(1)	Bylaws, as amended.

4.11(6)	Form of Certificate for Common Shares of Beneficial Interest.

4.12(10)	Form of Certificate for 7.75% Series A Cumulative Redeemable Preferred Shares of Beneficial Interest.

4.13(7)	Form of Certificate for 8.375% Series B Cumulative Redeemable Preferred Shares of Beneficial Interest.

4.14(9)	Form of Certificate for 8.875% Series C Cumulative Redeemable Preferred Shares of Beneficial Interest.

4.15(11)	Indenture dated as of April 18, 2007 among RAIT Financial Trust, as issuer, RAIT Partnership, L.P. and RAIT Asset Holdings, LLC, as guarantors, and Wells Fargo Bank, N.A., as trustee.

4.16(11)	Registration Rights Agreement dated as of April 18, 2007 between RAIT Financial Trust and Bear, Stearns & Co. Inc.

4.17(11)	Notation of Guarantee by RAIT Partnership, L.P. and RAIT Asset Holdings, LLC, as guarantors.

5.1	Opinion of DLA Piper US LLP.

8.1	Opinion of Ledgewood, a professional corporation.

15.1	Awareness Letter from Grant Thornton LLP.

23.1	Consent of Grant Thornton LLP.

23.2	Consent of Ernst & Young LLP.

23.3	Consent of DLA Piper US LLP (included in Exhibit 5.1).

23.4	Consent of Ledgewood, a professional corporation (included in Exhibit 8.1).

1.	Incorporated herein by reference to RAIT Financial Trust’s (“RAIT”) Form 8-K as filed with the Securities and Exchange Commission on June 13, 2006 (File No. 1-14760).

2.	Incorporated herein by reference to RAIT’s Registration Statement on Form S-11 (File No. 333-35077), as amended.

3.	Incorporated herein by reference to RAIT’s Registration Statement on Form S-11 (File No. 333-53067), as amended.

4.	Incorporated herein by reference to RAIT’s Registration Statement on Form S-2 (File No. 333-55518), as amended.

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5.	Incorporated herein by reference to RAIT’s Form 10-Q for the Quarterly Period ended March 31, 2002 (File No. 1-14760).

6.	Incorporated herein by reference to RAIT’s Form 8-K as filed with the Securities and Exchange Commission on December 15, 2006 (File No. 1-14760).

7.	Incorporated herein by reference to RAIT’s Form 8-K as filed with the Securities and Exchange Commission on March 18, 2004 (File No. 1-14760).

8.	Incorporated herein by reference to RAIT’s Form 8-K as filed with the Securities and Exchange Commission on October 1, 2004 (File No. 1-14760).

9.	Incorporated herein by reference to RAIT’s Form 8-K as filed with the Securities and Exchange Commission on July 2, 2007 (File No. 1-14760).

10.	Incorporated herein by reference to RAIT’s Form 8-K as filed with the Securities and Exchange Commission on March 22, 2004 (File No. 1-14760).

11.	Incorporated herein by reference to RAIT’s Form 8-K as filed with the Securities and Exchange Commission on April 18, 2007 (File No. 1-14760).

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